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                                                                    EXHIBIT 10.1




                             AMENDED AND RESTATED
                             --------------------
                               OPTION AGREEMENT
                               ----------------

    This Amended and Restated Option Agreement (the "Agreement") is made as of this 23rd day of October, 1996 by and among Boston Communications Group, Inc., formally known as Radio Telephone Systems, Inc., a Massachusetts corporation ("BCG"), Wireless Americas Corp., a Delaware corporation ("WAC") and Robert B. Sproul (the "Seller").

                                RECITALS
                                --------

    A. As of January 31, 1996, the parties to this Agreement and certain other persons who were at the time shareholders of WAC, entered into that certain Option Agreement (the "Initial Option Agreement"), pursuant to which BCG was granted an option to purchase all shares of stock owned by Seller and all other shareholders of WAC, other than BCG.

     B. On or about June 18, 1996, BCG's common stock became publicly traded and all of the shareholders of WAC other than BCG and the Seller, sold their shares of WAC to the Seller for valuable consideration (the "Former Shareholders Shares").

    C. In connection with the sale of the Former Shareholders Shares to Seller, Seller granted to BCG an option to purchase all of the Former Shareholders Shares pursuant to a separate option arrangement. Contemporaneously with the execution of this Agreement, Seller is selling to BCG the Former Shareholders Shares.

    D. In consideration for the sale of the Former Shareholders Shares to BCG, BCG has among other things agreed to provide the Seller with the right to put the shares of WAC owned by Seller, to BCG and amend the Initial Option Agreement in accordance with the terms of this Amended and Restated Option Agreement. Upon the consummation of the transactions contemplated by the sale of the Former Shareholders Shares to BCG, Seller shall be the owner of 20% and BCG 80%, of all of the issued and outstanding shares of capital stock of WAC.

    NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller, BCG and WAC, intending to be legally bound, hereby agree as follows:

    1.   Option and Put Grants.
         ---------------------
         (a) Grant of Option. Seller hereby grants to BCG an option ("Option")
             ---------------
to purchase all, but not less than all, of the capital stock of WAC now owned or hereafter acquired by Seller (the "Option Shares").



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         (b) Grant of Put. BCG hereby grants to the Seller the right to require
             ------------
BCG to purchase all, but not less than all, of the Option Shares in accordance with the provisions of this Agreement (the "Put").


         (c) Issuance of Additional Shares. WAC hereby agrees that it shall not
             -----------------------------
issue any additional shares of its capital stock without the prior written consent of BCG and Seller, either of which can withhold their consent for any reason whatsoever in their sole discretion. However, in the event BCG and Seller consent to the issuance of additional shares of WAC's capital stock then WAC hereby agrees that it shall not issue any such shares unless and until the recipient of such shares executes and delivers to WAC an option agreement substantially similar to the terms of the Initial Option Agreement.

    2.   Exercise of Put. The Seller may exercise the Put upon the earlier
         ---------------
to occur of the following;

         (a) The Amended and Restated Employment Agreement between WAC and the Seller dated as of November 1, 1996 (the "Employment Agreement") is terminated by BCG for any reason whatsoever;

         (b) That certain Distribution Agreement dated January 31, 1996 between WAC and BCG (the "Distribution Agreement") is terminated for any reason whatsoever;

         (c) WAC issues any shares of its capital stock, or securities or instruments convertible into any shares of its capital stock or other equity interest, or any options, warrants, subscriptions or other rights to acquire its capital stock or other equity interests, or any commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase of any of its capital stock;

         (d) WAC sells all or substantially all of its assets, or engages in a share exchange, merger, consolidation or similar transaction with an affiliate or unrelated third party; or

         (e)  At any time on or after November 1, 1998.

    Once the Put becomes exercisable it may be exercised at any time on or before February 28, 2002, however, once exercised, all of the Option Shares shall be Put to BCG to be purchased, and such Put may only be exercised on one occasion for all of the Option Shares.

    3. Exercise of Option. BCG may exercise the Option at any time commencing on
       ------------------
November 1, 1998 and ending on February 28, 2002, or upon

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termination of the employment of Sproul with WAC for Cause or voluntarily by
Sproul provided, however, that once the Option is exercised BCG must purchase all of the Option Shares together, and may only exercise such Option on one occasion.

    4. Prevailing Exercise Right. In the event Seller had the right to Put the
       -------------------------
Option Shares to BCG prior to November 1, 1998 but decides against doing so, as of November 1, 1998 either BCG or the Seller can cause the Option Shares to be purchased under their separate and distinct Option/Put rights.

    5. Exercise Price. The aggregate purchase price payable for the Option
       --------------
Shares whether purchased through the Put or Option, shall be equal to the greater of either (a) the Fair Market Value of WAC as determined in accordance with Section 6 hereof, multiplied by twenty percent (20%), or (b) 1.75 times the aggregate gross revenues of WAC for the trailing full twelve month period prior to the date of the closing of the sale of the Option Shares (i.e., if the closing occurs on November 30, 1998, then the prior full 12 month period shall be November 1, 1997 - October 31, 1998), multiplied by twenty percent (20%) ("Revenue Formula"), provided that the aggregate gross revenues of WAC are equal to or greater than $4,000,000. Further, in the event that the Distribution Agreement is terminated prior to November 1, 1998, for any reason other than the voluntary termination of the employment of Sproul with WAC, then in such event the aggregate gross revenues used to determine the purchase price of the Option Shares under the Revenue Formula shall not be less than $3,000,000.00.

    6. Determination of Fair Market Value. The Fair Market Value of WAC shall be
       ----------------------------------
determined by an independent appraiser who is a member of the American Society of Appraisers and attains ASA status, and is mutually satisfactory to BCG and Seller. If BCG and Seller cannot agree on a single appraiser, BCG shall appoint an appraiser and Seller shall appoint an appraiser and the two selected appraisers shall appoint a third appraiser. In the event a third appraiser is used, the third appraiser shall be solely responsible for determining the Fair Market Value of WAC based on a review of BCG's and Seller's appraiser's valuation, and such other information as the third appraiser deems appropriate. The appraisal shall be completed prior to the date specified for closing in the Exercise Notice (as defined below), and such valuation shall be as of the third calendar day before the closing. If either BCG or the Seller shall fail to agree upon or appoint their respective appraiser within 10 days of the Exercise Date (as defined below), then the appraiser appointed by the other party shall conduct the appraisal and that appraisers' determination shall be final and binding on BCG and Seller. BCG shall bear the costs of its own appraiser, the Seller shall bear the costs of its appraiser, and the cost of the third appraiser shall be shared one-half by BCG and one-half by Seller. In the absence of fraud or bad faith, the Fair Market Value determination for WAC by the one appraiser or third appraiser, as the case may be, shall be final and binding on BCG and Seller. In assessing the Fair Market Value, the appraisers shall review the costs,

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expenses and other charges assessed to or paid by WAC under the terms of the
Distribution Agreement to insure that such costs, expenses and charges were fair in comparison to similar charges normally assessed against unrelated and independent third parties and if the charges assessed were not fair, then the appraiser shall make pro forma adjustments. In addition, the appraisers shall assess all transactions between WAC and affiliates of BCG to ensure that they were on terms comparable to those customary in the industry for transactions between unrelated third parties, and to the extent of any disparate treatment between BCG's affiliates and WAC, the appraiser shall make pro forma adjustments.

     7. Method of Exercise of Option or Put. BCG or Seller, shall exercise the
        -----------------------------------
Option or Put, respectively, by delivering written notice (the "Exercise Notice") to Seller or BCG, as the case may be, of its intent to exercise the Option or the Put. Such Exercise Notice shall set forth (a) the closing date and time for the exercise of the Option or the Put, which date shall not be less than 30 nor more than 60 days after the date (the "Exercise Date") that the Exercise Notice is sent, and (b) the location of the closing for the purchase of the Option Shares. The closing of the transfer of the Option Shares shall take place at the location and on the time and date fixed therefor in the Exercise Notice, or at such other place and time as the parties to the closing may agree. The purchase price for the Option Shares shall be paid by cashier's check, wire transfer, or at BCG's option through the delivery to Seller of shares of BCG's common stock. Upon payment of the purchase price for the Option Shares in full, Seller shall deliver certificates representing the Option Shares being purchased by BCG in valid form for transfer, with appropriate duly executed assignments, stock powers or endorsements. In the event BCG elects to pay the purchase price for the Option Shares in shares of BCG's common stock, the shares of BCG common stock used to purchase the Option Shares shall be registered under the Securities Act of 1933, as amended (the "Act") pursuant to an S-3 Registration, if it is available, and if not then any other manner of registration permitted under the Act. The number of shares of BCG stock used to purchase the Option Shares shall be based upon the then current market price of such shares as listed on the National Association of Securities Dealers Automated Quotation System (NASDAQ) as an average of the closing price on NASDAQ during the 10 business day period prior to the third calendar day before the date of the closing of the purchase of the Option Shares. In the event BCG elects to pay the purchase price for the Option Shares with its own stock, the shares of BCG used to pay the purchase price must be freely tradable without any holding period or any other restrictions on the right to assign, sell or transfer the shares.

    8. Representations, Warranties and Covenants of the Seller. Seller hereby
       -------------------------------------------------------
represents, warrants, covenants and agrees in favor of BCG as follows:

         (a) Except as otherwise contemplated by this Agreement, no person or entity has, or at any time during the term of this Agreement shall have, any




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agreement or option or any right or privilege (whether by law or contract)
capable of becoming an agreement or option for the purchase from or transfer by Seller of any of the Option Shares. The Option Shares are, and at all times during the term of this Agreement shall be, owned beneficially and of record by the Seller, free and clear of all liens, claims, options, charges, pledges, securities and trusts, limitations on the exercise of any right and other encumbrances of any kind whatsoever. Upon delivery of certificates for the Option Shares to BCG pursuant to the terms of this Agreement, BCG will hold valid and marketable title to such Option Shares, free and clear of all liens.

         (b) Except for shares of its capital stock issued to BCG and Seller, WAC has not issued, and shall not issue during the term of this Agreement, any other shares of its capital stock nor any warrants, options, agreements, phantom stock, contracts, calls or other rights to purchase or acquire from WAC any such shares.

         (c) Seller shall have all requisite power, authority and capacity to enter into this Agreement and to perform all acts required to consummate the sale of the Option Shares to BCG in accordance with the terms hereof and to fulfill such Seller's obligations under this Agreement.

    9.   Legends.  At the request of BCG, each certificate representing Option
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Shares shall bear a legend in substantially the following form;

         "The shares represented by this certificate are subject to a put and purchase option, restrictions on transfer and other provisions set forth in an option agreement dated November 1, 1996 between Boston Communications Group, Inc. and Robert B. Sproul, a copy of which will be furnished to the holder of this certificate by the Company upon written request without charge."

    10. Agreement Binding; Assignment. The provisions of this Agreement shall
        -----------------------------
inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of BCG, WAC and Seller. Notwithstanding the foregoing, Seller may assign its rights under this agreement to a wholly owned corporation, or a trust or other entity for tax planning purposes, provided that during Seller's life and subject to any disability Seller maintains ostensible control of the trust or other planning vehicle, and, if requested by BCG, such entity becomes a party to this Agreement.

    11. Notices. All notices, requests, demands, and other communications which
        -------
are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (a) on the date of delivery when delivered




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by hand, (b) on the date of transmission when sent by facsimile transmission during normal business hours with telephone confirmation for receipt, (c) one day after dispatch when sent by overnight courier maintaining records of receipt, or (d) three days after dispatch when sent by registered mail, postage prepaid, return-receipt requested, all addressed as follows:

          If to BCG:                         If to WAC:

          Boston Communications Group        Wireless Americans Corp.
          100 Sylvan Road                    Gables One Tower
          Woburn, MA 01801                   Suite 881
          Attention:  Alan Bouffard, Esq.    1320 S. Dixie Hwy.
                                             Coral Gables, Florida 33146

          If to Seller:

          Robert Sproul
          520 Marmore Avenue
          Coral Gables, Florida 33146
          Attention Mr. Robert B. Sproul

          12. Choice of Law. This Agreement shall be governed by the laws of the
              -------------
Commonwealth of Massachusetts, (other than its laws respecting choice of law).

          13. Counterparts. This Agreement may be executed in several
              ------------
counterparts, each of which shall be in original but all of which shall constitute one and the same Agreement.

          14.  Amendment.  This Agreement may not be amended without the prior
               ---------
written consent of BCG and Seller.

          15. Validity. If any provision of this Agreement shall for any reason
              --------
be held invalid or unenforceable, such invalidity or enforceability shall not effect any other provision hereof and this agreement shall be construed as if such invalid or unenforceable provision were omitted.

          16. Entire Agreement. This Agreement constitutes the entire agreement
              ----------------
between the parties hereto with respect to the subject matter hereof, and supersedes and replaces in its entirety the Initial Option Agreement.





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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   BCG:

                                   Boston Communications Group, Inc.


                                   By:   /s/  George K. Hertz
                                      -------------------------------
                                      Name: George K. Hertz
                                            -------------------------
                                      Title: President
                                             ------------------------

                                   WAC:

                                   Wireless Americas Corp.


                                   By: /s/ Robert B. Sproul
                                      --------------------------------
                                      Name:  Robert B. Sproul
                                             -------------------------
                                      Title: President
                                             -------------------------

                                   SELLER:


                                   By: /s/ Robert B. Sproul
                                       --------------------------------
                                       Robert Sproul
                                       --------------------------------



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